Exhibit 10.1

THIRD LOAN MODIFICATION AGREEMENT

             This Third Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of July 23, 2001, by and between ART TECHNOLOGY GROUP, INC., a Delaware corporation with its principal place of business at 25 First Street, Cambridge, Massachusetts  02141 (“Borrower”) and SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name “Silicon Valley East” (the “Bank”).

             1.          DESCRIPTION OF EXISTING INDEBTEDNESS. Among other obligations and indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of December 29, 2000, evidenced by, among other documents, a certain Loan and Security Agreement dated as of December 29, 2000 between Borrower and Bank, as amended by a certain Loan Modification Agreement dated as of March 30, 2001, as further amended by a certain Second Loan Modification Agreement dated as of June 29, 2001 (as amended, the “Loan Agreement’).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all obligations and indebtedness owing by Borrower to Bank shall be referred to as the “Obligations”.

             2.          DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and a certain Intellectual Property Security Agreement dated as of December 29, 2000 between Borrower and Bank (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.	DESCRIPTION OF CHANGE IN TERMS.

Modifications to Loan Agreement.

	1.	The Loan Agreement shall be amended by deleting Section 6.2(b) in its entirety.

	2.	The Loan Agreement shall be amended by deleting Section 6.2(d) in its entirety.

	3.	The Loan Agreement shall be amended by deleting Section 6.7 in its entirety.

	4.	The Loan Agreement shall be amended by deleting the definition of “Committed Revolving Line” appearing in Section 13.1 and inserting in lieu thereof the following:

““Committed Revolving Line” is Twelve Million Five Hundred Thousand Dollars ($12,500,000.00).”

	5.	The Borrowing Base Certificate appearing as Exhibit C to the Loan Agreement is hereby deleted in its entirety.

	6.	The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

             4.          NO DEFAULT.  Reference is made to a certain letter dated July 12, 2001 wherein Bank made demand on Borrower to cure certain defaults under the Loan Agreement.  The Bank hereby rescinds such demand and acknowledges that the Borrower has reinstated under the Existing Loan Documents, subject to and in accordance with this Loan Modification Agreement.

             5.          NO AVAILABILITY.  Borrower acknowledges and agrees that, notwithstanding anything to the contrary contained in the Loan Agreement or any of the Existing Loan Documents, Borrower has no ability to request Credit Extensions under the Loan Agreement and Bank has no obligation to make any further Credit Extensions thereunder, including, without limitation, any obligation to issue Letters of Credit for Borrower’s  account.  Bank may, at its option, make Credit Extensions to Borrower, but any such Credit Extension shall at Bank’s sole and exclusive discretion in each instance.

             6.          CASH COLLATERAL.  Simultaneously with the execution of the Loan Modification Agreement, and to secure the prompt, punctual, and faithful performance of all and each of the Obligations, including, without limitation, any reimbursement obligation under any outstanding Letter of Credit, Borrower shall pledge, assign, transfer and deliver to Bank cash (or cash equivalents acceptable to Bank) in an amount equal to one hundred percent (100.0%) of the stated amount of all outstanding Letters of Credit.

             7.          FEE.  Borrower shall reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

             8.          RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of November 21, 2000, as amended March 30, 2001, as further amended as of the date hereof, between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.  Further, Borrower shall not without providing the Bank with prior written notice: (i) relocate its principal executive office or add any new offices or business locations or keep any Collateral in any additional locations, or (ii) change its state of formation, or (iii) change its organizational structure, (iv) change its legal name, or (v) change any organizational number (if any) assigned by its state of formation.  In addition, the Borrower hereby certifies that no Collateral is in the possession or any third party bailee (such as at a warehouse).  In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower shall receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.

             9.          AUTHORIZATION TO FILE.  Borrower hereby authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral.

             10.        CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

             11.        RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

             12.        NO DEFENSES OF BORROWER.  Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

             13.        CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

             14.        RIGHT OF SET-OFF.  In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower and any guarantor hereby reaffirm and hereby grant to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of the Bank or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the loan.  ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

             15.        JURISDICTION/VENUE.  Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.  NOTWITHSTANDING THE FOREGOING,  THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

             16.        COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

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             This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:	BANK:

ART TECHNOLOGY GROUP, INC.	SILICON VALLEY BANK, doing business as SILICON VALLEY EAST

By:	By:

Name:	Name:

Title:	Title:

SILICON VALLEY BANK

By:

Name:

Title:
(signed in Santa Clara County, California)

             The undersigned, ATG Securities Corporation,  ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unlimited Guaranty dated December 29, 2000 (the “Guaranty”) and a certain Security Agreement dated as of December 29, 2000 (the “Security Agreement”) and acknowledges, confirms and agrees that the Guaranty and Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

ATG SECURITIES CORPORATION

By:

Name:

Title:

658274.2

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK

FROM:	ART TECHNOLOGY GROUP, INC.

             The undersigned authorized officer of Art Technology Group, Inc. certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date.  Attached are the required documents supporting the certification.  The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

                           Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with CC	Monthly within 25 days	Yes No
Annual (CPA Audited)	FYE within 120 days	Yes No
10–Q, 10–K and 8-K	Within 5 days after filing with SEC	Yes No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Sincerely,	Received by:
AUTHORIZED SIGNER

SIGNATURE	Date:

Verified:
TITLE		AUTHORIZED SIGNER

Date:
DATE	Compliance Status:	Yes No
658274.2	3